Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the captions  "Financial
Highlights" in the Class A, Class B, Class C, and Class Y Shares for Pioneer Classic Balanced Fund, Pioneer Government Income Fund, and Pioneer Treasury Reserves Fund and in Class 1, Class 2, and Class 3 for Pioneer Institutional Money Market Fund Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares for Pioneer Classic Balanced Fund, Pioneer Government Income Fund, and Pioneer Treasury Reserves Fund and in Class 1, Class 2, and Class 3 for Pioneer Institutional Money Market Fund Statement of Additional Information and to the incorporation by reference of our report, dated September 24, 2010, on the financial statements and financial highlights of Pioneer Trust Series IV (comprised of Pioneer Classic Balanced Fund, Pioneer Government Income Fund, Pioneer Institutional Money Market Fund, and Pioneer Treasury Reserves Fund) included in the Annual Report to the Shareowners for the year ended July 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-126384) of Pioneer Series Trust IV.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
November 22, 2010